Exhibit 99.24

Excerpts from “2007-2008 Budget – Budget Speech”, May 24, 2007

Gouvernement du Québec

Summary of consolidated financial transactions

2006-2007 fiscal year

(millions of dollars)

	March 2006 Budget Speech	Preliminary results
BUDGETARY REVENUE
Own-source revenue	47 105	49 290
Federal transfers	10 796	11 015

Total	57 901	60 305
BUDGETARY EXPENDITURE
Program spending	-50 873	-51 769
Debt service	-7 205	-6 967

Total	-58 078	-58 736
NET RESULTS OF CONSOLIDATED ORGANIZATIONS	177	260
Deposit in the Generations Fund		-500
Allocation to the budgetary reserve		-1 300

CONSOLIDATED BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0	29

Net results of the Generations Fund	74	578

CONSOLIDATED BUDGETARY BALANCE	74	607

CONSOLIDATED NON-BUDGETARY TRANSACTIONS
Investments, loans and advances	-1 495	-2 165
Capital expenditures	-1 249	-1 394
Retirement plans	2 257	2 418
Other accounts	-82	-444

CONSOLIDATED NON-BUDGETARY REQUIREMENTS	-569	-1 585

CONSOLIDATED NET FINANCIAL REQUIREMENTS	-495	-978

CONSOLIDATED FINANCING TRANSACTIONS
Change in cash position	2 590	-3 428
Net borrowings[1]	966	9 424
Retirement plans sinking fund	-2 987	-4 440
Generations Fund	-74	-578

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	495	978

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.
1	The preliminary results for 2006-2007 take into account pre-financing of $6 069 million

Gouvernement du Québec

Summary of consolidated financial transactions

2007-2008 forecast

(millions of dollars)

BUDGETARY REVENUE
Own-source revenue	47 842
Federal transfers	13 174

Total	61 016
BUDGETARY EXPENDITURE
Program spending	-53 802
Debt service	-7 244

Total	-61 046
NET RESULTS OF CONSOLIDATED ORGANIZATIONS	30
Deposit in the Generations Fund	-200
Use of part of the reserve	200

CONSOLIDATED BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0

Net results of the Generations Fund	653

CONSOLIDATED BUDGETARY BALANCE	653

CONSOLIDATED NON-BUDGETARY TRANSACTIONS	-1 091

CONSOLIDATED NET FINANCIAL REQUIREMENTS	-438

CONSOLIDATED FINANCING TRANSACTIONS
Change in cash position	6 069
Net borrowings	-102
Retirement plans sinking fund	-4 876
Generations Fund	-653

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	438

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

Gouvernement du Québec

Budgetary revenue of the Consolidated Revenue Fund

2007-2008 forecast

(millions of dollars)

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	18 045
Health Services Fund	5 408
Corporate taxes[1]	4 618

28 071
Consumption taxes
Retail taxes	10 020
Fuel	1 701
Tobacco	649
Alcoholic beverages	438

12 808
Duties and permits
Motor vehicles	758
Natural resources	-46
Other	179

891
Miscellaneous
Sales of goods and services	391
Interest	578
Fines, forfeitures and recoveries	478

1 447
Revenue from government enterprises
Hydro-Québec	2 545
Loto-Québec	1 329
Société des alcools du Québec	745
Other	6

4 625

Total	47 842

FEDERAL TRANSFERS
Equalization	7 160
Health transfers	3 698
Transfers for post-secondary education and other social programs	1 371
Other programs	945

Total	13 174

TOTAL BUDGETARY REVENUE	61 016

1	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on public services.

Gouvernement du Québec

Budgetary expenditure of the Consolidated Revenue Fund

2007-2008 forecast

(millions of dollars)

PROGRAM SPENDING BY DEPARTMENT
Affaires municipales et Régions	1 768.3
Agriculture, Pêcheries et Alimentation	703.0
Assemblée nationale	105.2
Conseil du trésor et Administration gouvernementale	599.9
Conseil exécutif	316.4
Culture, Communications et Condition féminine	623.8
Développement durable, Environnement et Parcs	194.4
Développement économique, Innovation et Exportation	755.8
Éducation, Loisir et Sport	13 395.2
Emploi et Solidarité sociale	4 126.5
Famille et Aînés	1 803.6
Finances (excluding debt service)	159.9
Immigration et Communautés culturelles	111.3
Justice	635.9
Personnes désignées par l’Assemblée nationale	74.3
Relations internationales	116.2
Ressources naturelles et Faune	448.9
Revenu	926.6
Santé et Services sociaux	23 843.2
Sécurité publique	991.8
Services gouvernementaux	83.6
Tourisme	140.7
Transports	2 074.8
Travail	31.7

Subtotal	54 031.0
Anticipated lapsed appropriations	-150.0
Deferred appropriations in 2008-2009	-78.8

Total	53 802.2

DEBT SERVICE
Direct debt service	4 923.0
Interest ascribed to the retirement plans	2 321.0

Total	7 244.0

TOTAL BUDGETARY EXPENDITURE	61 046.2

Gouvernement du Québec

Consolidated non-budgetary transactions

2007-2008 forecast

(millions of dollars)

INVESTMENTS, LOANS AND ADVANCES
Consolidated Revenue Fund	-1 385
Consolidated organizations	-142

Total	-1 527
CAPITAL EXPENDITURES
Consolidated Revenue Fund
Net investments	-349
Depreciation	236

Subtotal	-113
Consolidated organizations	-1 867

Total	-1 980
RETIREMENT PLANS
Contributions	6 028
Benefits and other payments	-3 899

Total	2 129
OTHER ACCOUNTS
Consolidated Revenue Fund	-101
Consolidated organizations	388

Total	287

TOTAL CONSOLIDATED NON-BUDGETARY TRANSACTIONS	-1 091

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

Gouvernement du Québec

Consolidated financing transactions

2007-2008 forecast

(millions of dollars)

CHANGE IN CASH POSITION
Consolidated Revenue Fund	6 069
Consolidated organizations	—

Total	6 069
NET BORROWINGS
Consolidated Revenue Fund
New borrowings	3 417
Repayment of borrowings	-5 110

Subtotal	-1 693
Consolidated organizations
New borrowings	2 513
Repayment of borrowings	-922

Subtotal	1 591

Total	-102

RETIREMENT PLANS SINKING FUND	-4 876

GENERATIONS FUND	-653

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	438

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

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